Exhibit 16.1

5400 W Cedar
Ave Lakewood,
CO 80226

April 19, 2023

Re: FDCTech, Inc.

Ladies and

Gentleman:

We have read the statements under item 4.01 in the Form 8-K dated April 19, 2023, of FDCTech, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to, and therefore, do not agree or disagree with the other statements made by the Company in the Form 8-K.

Sincerely,

BF Borgers CPA PC

Certified Public

Accountants Lakewood,

CO